                                                                    EXHIBIT 10.1

                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re:                                  )       Chapter 11
                                        )
LOMAS FINANCIAL CORPORATION,            )       Case Nos. 95-1235, 1237 and
LOMAS INFORMATION SYSTEMS, INC.         )       1238 (PJW)
and LOMAS ADMINISTRATIVE                )
SERVICES, INC.,                         )       Jointly Administered
                    Debtors.            )

                      SECOND AMENDED JOINT CHAPTER 11 PLAN
                        OF LOMAS FINANCIAL CORPORATION,
                      LOMAS INFORMATION SYSTEMS, INC. AND
                       LOMAS ADMINISTRATIVE SERVICES,INC.
                       ----------------------------------

                                             YOUNG, CONAWAY, STARGATT & TAYLOR
                                             James L. Patton, Jr. (No. 2202)
                                             Robert S. Brady (No. 2847)
                                             Brendan Linehan Shannon (No. 3136)
                                             11th Floor, Rodney Square North
                                             P.O. Box 391
                                             Wilmington, Delaware 19899-0391
                                             (302) 571-6600

                                                           - and -

                                             DAVIS POLK & WARDWELL
                                             Robert J. Levine
                                             Laureen F. Bedell
                                             Richard C. Potok
                                             450 Lexington Avenue
                                             New York, New York 10017
                                             (212) 450-4000

                                             Co-Counsel to Debtors and
                                             Debtors-in-Possession

                               TABLE OF CONTENTS



                                  ARTICLE 1

                                  DEFINITIONS
  1.1  Rules of Interpretation ............................................    1
  1.2  Definitions ........................................................    1

                                   ARTICLE 2

                      TREATMENT OF ADMINISTRATIVE CLAIMS
             AND PRIORITY TAX CLAIMS; CLASSIFICATION AND TREATMENT
                          OF PRIORITY NON-TAX CLAIMS

  2.1  Administrative Claims ..............................................    9
  2.2  Priority Tax Claims ................................................   10
  2.3  Priority Non-Tax Claims ............................................   10

                                   ARTICLE 3

                 CLASSIFICATION OF OTHER CLAIMS AND INTERESTS

  3.1  General Rules of Classification ....................................   11
  3.2  LFC Class 1 Claims .................................................   11
  3.3  LFC Class 2 Claims .................................................   11
  3.4  LFC Class 3 Claims .................................................   11
  3.5  LFC Class 4 Claims .................................................   11
  3.6  LFC Class 5 Claims .................................................   11
  3.7  LFC Class 6 Interests ..............................................   11
  3.8  LIS Class 1 Claims .................................................   11
  3.9  LIS Class 2 Claims .................................................   11
  3.10 LIS Class 3 Claims .................................................   11
  3.11 LIS Class 4 Claims .................................................   12
  3.12 LIS Class 5 Interests ..............................................   12
  3.13 LAS Class 1 Claims .................................................   12
  3.14 LAS Class 2 Claims .................................................   12
  3.15 LAS Class 3 Claims .................................................   12

  3.16 LAS Class 4 Claims .................................................   12
  3.17 LAS Class 5 Interests ..............................................   12

                                   ARTICLE 4

                       TREATMENT OF CLAIMS AND INTERESTS

  4.1  LFC Class 1 (Secured Claims) .......................................   12
  4.2  LFC Class 2 (D & O Claims) .........................................   12
  4.3  LFC Class 3 (Unsecured Claims) .....................................   12
  4.4  LFC Class 4 (Convenience Unsecured Claims)..........................   13
  4.5  LFC Class 5 (Intercompany Claims) ..................................   13
  4.6  LFC Class 6 (LFC Interests) ........................................   13
  4.7  LIS Class 1 (Secured Claims) .......................................   13
  4.8  LIS Class 2 (D & O Claims) .........................................   13
  4.9  LIS Class 3 (Unsecured Claims) .....................................   13
  4.10 LIS Class 4 (Intercompany Claims) ..................................   13
  4.11 LIS Class 5 (LIS Interests) ........................................   13
  4.12 LAS Class 1 (Secured Claims) .......................................   13
  4.13 LAS Class 2 (D & O Claims) .........................................   13
  4.14 LAS Class 3 (Unsecured Claims)......................................   14
  4.15 LAS Class 4 (Intercompany Claims) ..................................   14
  4.16 LAS Class 5 (LAS Interests) ........................................   14

                                   ARTICLE 5

                  IMPAIRMENT OF CLAIMS AND INTERESTS; VOTING

  5.1  Classes Entitled to Vote ...........................................   14
  5.2  Classes Not Entitled to Vote .......................................   14

                                   ARTICLE 6

                     CONDITIONS PRECEDENT TO CONFIRMATION
                              AND EFFECTIVE DATE

  6.1  Conditions to Confirmation .........................................   15
  6.2  Waiver of Conditions ..............................................    15
  6.3  Conditions to First Distribution ...................................   15


                                   ARTICLE 7

                        MEANS OF IMPLEMENTING THE PLAN
  7.1  Change of Names ....................................................   16
  7.2  Amended and Restated Certificates of Incorporation .................   16
  7.3  Corporate Action ...................................................   16
  7.4  Effectiveness of Securities, Instruments and Agreements ............   17
  7.5  Distributions Pursuant to the Plan .................................   17
  7.6  Distribution of Fractional Shares of New LFC Common Stock ..........   18
  7.7  Transfer By the Debtors of Certain Property to the Intercompany
       Claims Reserve .....................................................   18
  7.8  Actions by the Intercompany Claims Agent ...........................   19
  7.9  Management of the Reorganized Debtors ..............................   19
  7.10 Liquidation of Non-Reorganization Assets ...........................   20
  7.11 Cash Distributions .................................................   20
  7.12 Resolution of Disputed Claims ......................................   20
  7.13 LFC Litigation Trust ...............................................   20
  7.14 Setoff .............................................................   21
  7.15 Surrender and Cancellation of Public Debt Securities ...............   21
  7.16 Certain Assets to be Held in Trust .................................   21
  7.17 Allocation of Consideration Between Interest and Principal .........   23
  7.18 NOL Reattribution Election .........................................   23

                                   ARTICLE 8

                       TREATMENT OF EXECUTORY CONTRACTS
                             AND UNEXPIRED LEASES

  8.1  Rejection of Executory Contacts and Unexpired Leases ...............   23
  8.2  Claims Under Rejected Contracts and Leases .........................   23

                                   ARTICLE 9

                         EFFECTS OF PLAN CONFIRMATION

  9.1  Discharge and Injunction ...........................................   24
  9.2  Revesting ..........................................................   24
  9.3  Contributions to LFC Litigation Trust and Intercompany Claims
       Reserve ............................................................   25
  9.4  Cancellation and Release of Existing Securities, Agreements and
       Liens ..............................................................   25
  9.5  Retiree Medical Benefits ...........................................   25

  9.6  Retention of Jurisdiction ..........................................   25
  9.7  Failure of Bankruptcy Court to Exercise Jurisdiction ...............   26
  9.8  Statutory Committee ................................................   26

                                  ARTICLE 10

                           MISCELLANEOUS PROVISIONS

 10.1  Payment of Statutory Fees ..........................................   26
 10.2  Procedure for Determining Certain Claims ...........................   26
 10.3  Cramdown ...........................................................   27
 10.4  Modification of The Plan ...........................................   27
 10.5  Withdrawal of Plan .................................................   27
 10.6  Substantial Effective of Plan ......................................   27
 10.7  Reservation of Rights ..............................................   27
 10.8  Section 1145 Exemption .............................................   28
 10.9  Unclaimed Property .................................................   28
 10.10 Section 1146 Exemption .............................................   28
 10.11 Record Date for Distribution .......................................   28
 10.12 Notices and Distributions ..........................................   28
 10.13 Saturday, Sunday or Legal Holiday ..................................   29
 10.14 Time ...............................................................   29
 10.15 Severability of Provisions .........................................   29
 10.16 Binding Effect .....................................................   29
 10.17 Governing Law ......................................................   29
 10.18 Interpretation of Plan and Related Documents .......................   29
 10.19 Filing of Additional Documents .....................................   29
 10.20 Further Assurances .................................................   30
 10.21 Withholding and Reporting Requirements .............................   31

Exhibit A-1    Restated Certificate of Incorporation and Bylaws of Reorganized
               LFC

Exhibit A-2    Amendment to Certificate of Incorporation of Reorganized LIS

Exhibit B      Form of LFC Litigation Trust Agreement

                             JOINT CHAPTER 11 PLAN

         Lomas Financial Corporation, Lomas Information Systems, Inc. and Lomas Administrative Services, Inc. hereby propose the following joint Chapter 11 Plan pursuant to Chapter 11 of the Bankruptcy Code.

                                   ARTICLE I

                                  DEFINITIONS

         1.1 Rules of Interpretation. As used herein, the following terms have the respective meanings specified below, and such meanings shall be equally applicable to both the singular and plural, and masculine and feminine, forms of the terms defined. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular section, subsection or clause contained herein. Captions and headings to articles, sections, schedules and exhibits are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of this Plan. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

         1.2 Definitions. Any term used herein that is not defined herein but is defined in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code. In addition to such other terms as are defined in other sections of this Plan, the following terms (which appear herein as capitalized terms) have the following meanings as used in this Plan:

         "ADMINISTRATIVE CLAIM" means, with respect to a Debtor, a Claim against such Debtor to the extent that it is of the kind described in section 503(b) of the Bankruptcy Code and is entitled to priority under section 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary expenses of preserving such Debtor's Estate, (b) any actual and necessary expenses of operating the business of such Debtor, (c) any actual indebtedness or obligations incurred or assumed by such Debtor as debtor-in-possession during the pendency of its Reorganization Case in connection with the conduct of its business, (d) any actual expenses of such Debtor necessary or appropriate to facilitate or effectuate this Plan, (e) any amount required to be paid by such Debtor under section 365(b)(1) of the Bankruptcy Code in connection with the assumption of executory contracts or unexpired leases, (f) all allowances of compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under sections 330(a), 331 or 503(b)(2), (3), (4) or (5) of the Bankruptcy Code and (g) any Reclamation Claims. To the extent that any item described in clauses (a) - (f) of the preceding sentence are allocable in part to more than one Debtor and/or to LMUSA, only the LFC Allocation or the LIS Allocation, as the case may be, shall be an Administrative Claim against LFC or LIS.

         "ALLOWED" means: (a) with respect to an Administrative Claim of the kind described in section 503(b)(2), (3), (4) or (5) of the Bankruptcy Code, an Administrative Claim that has been allowed by a Final Order, to the extent so allowed; (b) with respect to any other Administrative Claim, an Administrative Claim with respect to which a request for payment has been timely filed pursuant to SECTION 10.2 or with respect to which no such filing is necessary, and to which no objection has been timely filed; (c) with respect to a Disputed Claim, a Claim that has been allowed by a Final Order, to the extent so allowed; or (d) with respect to any other Claim, a Claim with respect to which a proof of claim has been timely filed by the Bar Date and to which no objection has been timely filed, or if no proof of claim was so filed, which was or hereafter is listed on the Schedules as liquidated in amount and not disputed or contingent.

         "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION" means, with respect to LFC and LIS, the certificate of incorporation of Reorganized LFC or Reorganized LIS as amended or amended and restated, substantially in the forms attached hereto as EXHIBIT A-1 or A-2, as the case may be, provided that the LFC Creditors' Committee shall have the right to change Article Eleventh thereof up to the third Business Day prior to the commencement of the Confirmation Hearing.

         "BALLOT" means the ballot and/or master ballot, as is appropriate in the circumstances, distributed to a holder of an LFC Class 1, 2, 3 or 4 Claim, an LIS Class 1, 2 or 3 Claim or an LAS Class 1, 2 or 3 Claim for the purpose of, among other things, voting on this Plan.

         "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq., as amended by the Bankruptcy Reform Act of 1994, and as amended from time to time, to the extent applicable to the Reorganization Cases.

         "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware or such other court as may hereafter exercise original jurisdiction over the Reorganization Cases or any proceeding therein.

         "BANKRUPTCY RULES" means the Bankruptcy Rules promulgated under 28 U.S.C. Section 2075 and the local rules and standing orders of the Bankruptcy Court, as amended from time to time, to the extent applicable to the Reorganization Cases.

         "BAR DATE" means the dates by which the Bankruptcy Court has ordered that proof of certain Claims must be filed.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or federal holiday.

         "CLAIM" means, with respect to a Debtor, a "claim" as defined in section 101(5) of the Bankruptcy Code against such Debtor, property of such Debtor or property of the Estate, arising before the Confirmation Date.

         "CLASS" means a category or group of Claims or Interests classified together in a class as designated pursuant to ARTICLE 3 of this Plan.

         "CONFIRMATION" means entry of the Confirmation Order.

         "CONFIRMATION DATE" means the date on which the Confirmation Order is entered on the docket by the Clerk of the Bankruptcy Court.

         "CONFIRMATION HEARING" means the hearing with respect to this Plan required by section 1128(a) of the Bankruptcy Code.

         "CONFIRMATION ORDER" means the order of the Bankruptcy Court, in form and substance reasonably satisfactory to the Debtors, confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

         "CONVENIENCE UNSECURED CLAIM" means any Unsecured Claim (other than any Unsecured Claim under or evidenced by the LFC Senior Convertible Notes) against LFC in an amount not greater than $500 or as to which the holder has agreed in writing to reduce such Claim to such amount and to release and to waive any further or additional claim against LFC or the Estate of LFC.

         "D & 0 CLAIM" means a pre-petition claim of a present or former officer, director or employee of one of the Debtors or LMUSA, or any of their respective subsidiaries, against a Debtor in respect of indemnification and/or contribution for defense costs or liabilities pursuant to the certificate of incorporation or by-laws of such Debtor, an employment agreement with such Debtor, or applicable law, in each case relating to actual or alleged conduct or events occurring prior to the Petition Date.

         "DEBTOR" means LFC, LIS or LAS, as debtor and debtor-in-possession in a Reorganization Case.

         "DISCLOSURE STATEMENT" means the Disclosure Statement pertaining to this Plan in the form approved for distribution by the Bankruptcy Court, together with any exhibits, schedules, appendices or documents attached thereto or otherwise incorporated by reference therein, as the same may be amended, modified, restated or supplemented from time to time.

         "DISPUTED CLAIM" means a Claim (a) that a Debtor or a Reorganized Debtor has scheduled as unliquidated disputed, contingent or subject to offset and which has not been allowed by a Final Order or (b) as to which an objection or motion to estimate for purposes of allowance in a Reorganization Case has been filed, but has not been withdrawn or resolved by a Final Order.

         "DISTRIBUTION DATE" means, with respect to an Allowed Claim, the later of (a) the Effective Date and (b) the date on which such Claim becomes an Allowed Claim and all other conditions to the initial distribution with respect to such Claim shall have been satisfied.

         "EFFECTIVE DATE" means the Confirmation Date unless by written notice to the Debtors and the Bankruptcy Court prior to the conclusion of the Confirmation Hearing, the LFC Creditors' Committee in respect of a Debtor has elected to require that the "Effective Date" shall be deferred until the occurrence of events specified in the notice.

         "ESTATE" means, with respect to a Debtor, the estate of such Debtor, created in a Reorganization Case pursuant to section 541 of the Bankruptcy Code.

         "FINAL ORDER" means an order or judgment of the Bankruptcy Court or any other court exercising jurisdiction over the subject matter and the parties, that has not been reversed, stayed, modified, amended or vacated and as to which (a) no appeal, petition for certiorari, or request for reargument or other review or rehearing has been requested or is pending, (b) any right to appeal, petition for certiorari or seek reargument, other review or rehearing has been fully and effectively waived in writing or (c) if an appeal, reargument, writ of certiorari, review or rehearing thereof has been sought, the order or judgment has been affirmed by the highest court to which the order was appealed or from which the reargument, review or rehearing was sought, or by which the petition for writ of certiorari has been denied, and, in each of the above cases, the time to take any further appeal or to seek certiorari or further reargument, review or rehearing has expired.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or political subdivision thereof, any federal or state court or any other agency or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "INTERCOMPANY CLAIM" means a Claim by any Debtor, LMUSA or any of their respective subsidiaries against any Debtor or LMUSA, including without limitation a Claim that any transfer to or for the benefit of, or other transaction with or for the benefit of, such second Debtor or LMUSA was void or should be avoided pursuant to section 544, 547, 548 or 549 of the Bankruptcy Code and/or offset pursuant to section 553 of the Bankruptcy Code.

         "INTERCOMPANY CLAIMS AGENT" means the trustee or escrow agent under the Intercompany Claims Agreement, if any, appointed by the LFC Creditors' Committee and the LMUSA Creditors' Committee in accordance with section 1123(b)(3)(B) of the

Bankruptcy Code by order of the Bankruptcy Court as the Person responsible for
(a) ensuring the allocation and distribution of the assets in the Intercompany Claims Reserve to the appropriate party or parties and (b) such other duties as may be specified in the Intercompany Claims Agreement or by the Bankruptcy Court, and such Person's successors in such capacity.

         "INTERCOMPANY CLAIMS AGREEMENT" means a trust or escrow agreement among LFC, LMUSA, the LFC Creditors' Committee, the LMUSA Creditors' Committee and the Intercompany Claims Agent agreed upon among the parties thereto and approved by the Bankruptcy Court.

         "INTERCOMPANY CLAIMS RESERVE" means a trust or escrow arrangement that may be established pursuant to SECTION 6.3.

         "INTEREST" means, (a) with respect to LFC, any right arising from the ownership, beneficial or otherwise, of Old LFC Common Stock and any outstanding rights to acquire Old LFC Common Stock, including, without limitation, options and warrants and rights to receive or acquire options or warrants, stock appreciation or similar rights the value of which is determined by reference to the value of Old LFC Common Stock and all Claims arising from rescission of a purchase or sale of such stock or right to acquire such stock or for damages arising from such purchase or sale, (b) with respect to LIS, any right arising from the ownership, beneficial or otherwise, of LIS Common Stock and (c) with respect to LAS, any right arising from the ownership, beneficial or otherwise, of the equity of LAS.

         "KPMG" means KPMG Peat Marwick LLP.

         "LAS" means Lomas Administrative Services, Inc., a Nevada corporation that was in dissolution proceedings at the Petition Date and was a wholly-owned subsidiary of LFC and a Debtor in a Reorganization Case.

         "LFC" means Lomas Financial Corporation, a Delaware corporation and a Debtor in a Reorganization Case.

         "LFC ALLOCATION" means, with respect to claims of the type described in clauses (a) - (f) of the definition of "Administrative Claim" that are attributable only in part to LFC, such percentage of those administrative claims as is recommended by KPMG, if LFC and LMUSA or their respective creditors' committees do not agree with KPMG's recommendation, as determined by agreement, or, failing such agreement, by the Bankruptcy Court.

         "LFC CREDITORS' COMMITTEE" means the statutory creditors' committee of LFC, consisting of representatives of holders of debt obligations of LFC, which was appointed by the United States Trustee for the District of Delaware on March 15, 1996.

         "LFC DISTRIBUTABLE CASH" means (a) on the Effective Date, all cash of LFC, after giving effect to (i) a payment, if any, or other transfer, if any, by LFC into the Intercompany Claims Reserve, if any, (ii) appropriate reserves for Administrative Claims, Priority Claims, Second Claims and Convenience Unsecured Claims, (iii) the amount placed in the LFC Litigation Trust pursuant to SECTION 7.13 and (iv) a reserve for working capital equal to an amount specified by the LFC Creditors' Committee or, if after the Effective Date, Reorganized LFC, in writing to the Bankruptcy Court before the date of the initial distribution pursuant to SECTION 7.5(a) and (b) after the Effective Date, subject to completion of the funding of all reserves specified in clause
(a)(i), (a)(ii) and (a)(iv) above and the making of the payment specified in clause (a)(iii) above, all subsequently received net cash proceeds from the disposition of, or net income on, NonReorganization Assets of LFC or Reorganized LFC, and all cash subsequently distributed to Reorganized LFC from the Intercompany Claims Reserve or the LFC Litigation Trust.

         "LFC INDENTURE" means the indenture dated as of November 1, 1991 between LFC and Texas Commerce Bank National Association, pursuant to which the LFC Senior Convertible Notes were issued.

         "LFC INDENTURE TRUSTEE" means the trustee under the LFC Indenture.

         "LFC LITIGATION TRUST" means the trust established pursuant to SECTION 7.13.

         "LFC LITIGATION TRUSTEE" means the Person designated by the LFC Creditors' Committee on or before the Confirmation Date to act as trustee of the LFC Litigation Trust.

         "LFC LITIGATION TRUST AGREEMENT" means a trust agreement substantially in the form of EXHIBIT B.

         "LFC SENIOR CONVERTIBLE NOTES" means LFC's $140 million 9% Senior Convertible Notes due October 1, 2003.

         "LHMC" means Lomas Housing Management Corp., a Texas corporation and a wholly-owned subsidiary of LFC.

         "LIS" means Lomas Information Systems, Inc., a Nevada corporation and a wholly-owned subsidiary of LFC and a Debtor in a Reorganization Case.

         "LIS ALLOCATION" means, with respect to claims of the type described in clauses (a) - (f) of the definition of "Administrative Claim" that are attributable only in part to LIS, such percentage of those administrative claims as is recommended by KPMG, if LIS, LFC and LMUSA or the LFC Creditors' Committee and the LMUSA Creditors' Committees do not agree with KPMG's recommendation, as determined by agreement, or, failing such agreement, by the Bankruptcy Court.

         "LLG LANDS" means LLG Lands, Inc., an Arkansas corporation and a wholly owned subsidiary of LFC.

         "LMUSA" means Lomas Mortgage USA, Inc., a Connecticut corporation and a wholly-owned subsidiary of LFC and a debtor in a reorganization case under Chapter 11 of the Bankruptcy Code.

         "LMUSA Creditors' Committee" means the official committee of unsecured creditors of LMUSA, consisting of representatives of holders of debt obligations of LMUSA, which was appointed by the United States Trustee for the District of Delaware on March 15, 1996.

         "MONTHLY DISTRIBUTION DATE" means the 15th of each month, starting with the first such date that is at least thirty (30) days after the Effective Date.

         "MSP" means the Management Security Plan Lomas & Nettleton Financial Corporation and Subsidiary and Affiliated Companies as Restated Effective June 1, 1992, as amended, including the related trust, dated April 2, 1993, as amended.

         "NEW LFC COMMON STOCK" means the common stock, par value $0.10 per share, of Reorganized LFC, which class of common stock shall have the rights, powers and preferences set forth in the Amended and Restated Certificate of Incorporation.

         "NON-REORGANIZATION ASSETS" means all tangible and intangible assets of the Estate other than such Reorganized Debtor's Reorganization Assets.

         "OLD COMMON STOCK" means Old LFC Common Stock and Old LIS Common
Stock.

         "OLD LFC COMMON STOCK" means the shares of common stock, par value $1.00 per share, of LFC outstanding on the Petition Date.

         "OLD LIS COMMON STOCK" means the shares of common stock, par value $1.00 per share, of LIS outstanding on the Petition Date.

         "PENSION PLAN" means the Lomas Financial Group Pension Plan as restated effective January 1, 1991, as amended.

         "PERSON" means any individual, corporation, partnership, association, trust or any other entity or organization of any kind or character, including a Governmental Authority.

         "PETITION DATE" means the date on which the petitions for relief commencing the Reorganization Cases were filed, namely October 10, 1995.

         "PLAN" means this Chapter 11 Plan, and any exhibits and schedules attached hereto (that are hereby incorporated by reference), in each case as the same may be amended, modified or supplemented from time to time in accordance with the provisions set forth herein, the Bankruptcy Code and the Bankruptcy Rules. This Chapter 11 Plan will be referred to herein as "the Plan" or "this Plan".

         "PRIORITY CLAIM" means a Priority Tax Claim or a Priority Non-Tax claim.

         "PRIORITY NON-TAX CLAIM" means any Claim to the extent entitled to priority in payment under section 507(a)(3),(4),(5) or (6) of the Bankruptcy Code.

         "PRIORITY TAX CLAIM" means any Claim to the extent entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

         "PROFESSIONALS" means those persons retained at the expense of the Estates of the Debtors in the Reorganization Cases pursuant to an order of the Bankruptcy Court in accordance with sections 327, 328 or 1103 of the Bankruptcy Code.

         "PRO RATA" means bearing the same proportion that the amount of an Allowed Claim in a particular Class bears to the total aggregate amount of Allowed Claims in such Class.

         "PUBLIC DEBT SECURITIES" means the LFC Senior Convertible Notes.

         "RECORD DATE" means, for purposes of voting, the date on which the Bankruptcy Court approves the Disclosure Statement, and for purposes of distribution, the Confirmation Date.

         "RECLAMATION CLAIM" means, with respect to a Debtor, a Claim against such Debtor that is entitled to priority status under sections 546(c) and 507(a)(1) of the Bankruptcy Code on the basis of a seller's statutory or common law right to reclaim goods sold to such Debtor in the ordinary course of such seller's business.

         "RELATED DOCUMENT" means each instrument, agreement and document to be issued or executed in connection with this Plan.

         "REORGANIZATION ASSETS" means direct or indirect right, title and interest of LFC in and to (a) the stock and assets of STL and LLG Lands, and any other real estate assets that are determined by the LFC Creditors' Committee (before the Effective Date) or the Reorganized Board of LFC (on or after the Effective Date) to be appropriate to hold for longer term development and/or sale, (b) the stock and assets of LHMC, (c) the working capital reserve retained by any Reorganized Debtor on the Effective Date and (d) the income derived from, and proceeds of any disposition of, the foregoing.

         "REORGANIZATION CASE" means, with respect to a Debtor, the case under chapter 11 of the Bankruptcy Code commenced by such Debtor.

         "REORGANIZED BOARD" means the board of directors of Reorganized LFC or Reorganized LIS on and after the Effective Date.

         "REORGANIZED DEBTOR" means Reorganized LFC or Reorganized LIS.

         "REORGANIZED LFC" means LFC on and after the Effective Date.

         "REORGANIZED LIS" means LIS on and after the Effective Date.

         "SCHEDULES" means the Debtors' Schedules of Assets and Liabilities, that have been filed with the Clerk of the Bankruptcy Court pursuant to Bankruptcy Rule 1007 as the same may be amended from time to time.

         "SECURED CLAIM" means a Claim that constitutes a secured claim under section 506(a) or 1111(b) of the Bankruptcy Code.

         "STL" means ST Lending, Inc., a Delaware corporation and a wholly-owned subsidiary of LMUSA.

         "UNSECURED CLAIM" means a Claim that is not a Secured Claim, an Administrative Claim, a Priority Claim, an Intercompany Claim or a D & O Claim.

         "VOTING DEADLINE" means the date by which the Ballots for acceptance or rejection of this Plan must be received by the tabulating agent to be counted.

                                   ARTICLE 2

                       TREATMENT OF ADMINISTRATIVE CLAIMS
             AND PRIORITY TAX CLAIMS; CLASSIFICATION AND TREATMENT
                           OF PRIORITY NON-TAX CLAIMS

         2.1 Administrative Claims. Each Allowed Administrative Claim shall be paid in full in cash (a) at the option of the relevant Debtor (before the Effective Date) or the relevant Reorganized Debtor (on or after the Effective
Date) (i) in the ordinary course of business as such Claim matures or (ii) on the Distribution Date for such Claim unless the holder thereof agrees or has agreed to less favorable treatment of such Claim (including, without limitation, any treatment that may be provided for in any documentation, statute or regulation governing such Claim) or (b) on such other date as the Bankruptcy Court may order. Notwithstanding the foregoing, the relevant Debtor's or relevant Reorganized

Debtor's failure to object to any Administrative Claim in the Reorganization Case or payment of such Claim shall be without prejudice to the relevant Reorganized Debtor's right to contest, request disgorgement of or otherwise defend against such Claim in any forum.

         2.2 Priority Tax Claims. Each Allowed Priority Tax Claim shall be paid in full in cash on the Distribution Date for such Claim, unless the holder thereof agrees to less favorable treatment of such Claim (including, without limitation, any treatment that may be provided for in any documentation, statute or regulation governing such Claim); provided, however, that the relevant Debtor may elect to have any Allowed Priority Tax Claim paid in deferred cash payments over a period not to exceed six (6) years after the date of assessment of such Priority Tax Claim, of a value, as of the Effective Date, equal to the amount of such Allowed Priority Tax Claim, which option shall be exercised by written notice given to the holder of a Priority Tax Claim delivered on or before the Distribution Date specifying a payment schedule, a rate of interest, and the date by which an objection to such treatment must be filed and served. The relevant Reorganized Debtor shall have the right to prepay any Allowed Priority Tax Claim, in whole or in part at any time without penalty.

         For the purposes of this SECTION 2.2, the relevant Debtor and relevant Reorganized Debtor for the payment of Allowed Priority Tax Claims against LAS shall be LFC and Reorganized LFC.

         2.3 Priority Non-Tax Claims. (a) Classification. LFC Class A, LIS Class A and LAS Class A shall consist, respectively, of all Priority Non-Tax Claims against LFC, LIS and LAS.

         (b) Treatment. LFC Class A Claims, LIS Class A claims and LAS Class A Claims are not impaired. Each Allowed Priority Non-Tax Claim shall be paid in full in cash on the Distribution Date for such Claim or, at the option of the relevant Reorganized Debtor, in the ordinary course of business as such Claim matures, unless such holder agrees to less favorable treatment of such Claim (including, without limitation, any treatment that may be provided for in any documentation, statute or regulation governing such Claim).

         For the purposes of this SECTION 2.3(b), the relevant Reorganized Debtor for the payment of Allowed Priority Non-Tax Claims against LAS shall be LFC and Reorganized LFC.

                                   ARTICLE 3

                  CLASSIFICATION OF OTHER CLAIMS AND INTERESTS


         3.1 General Rules of Classification. Unless otherwise provided in this Plan, a Claim or Interest that is properly included in more than one Class is in a Class to the extent that it qualifies within the description of such Class and is in a different Class to the extent that it qualifies within the description of such different Class, but the same portion of a Claim or Interest may not be in more than one Class.

         3.2 LFC Class 1 Claims. LFC Class 1 shall consist of all Secured Claims against LFC. If and to the extent that, for purposes of technical compliance with the Bankruptcy Code, any member of this Class is entitled to be included in a separate Class, such member automatically shall be deemed to be a member of a separate Class to be identified by the number of this Class and next unused alphabetical letter, starting with the letter "A."

         3.3 LFC Class 2 Claims. LFC Class 2 shall consist of all D & 0 Claims against LFC.

         3.4 LFC Class 3 Claim. LFC Class 3 shall consist of all Unsecured Claims against LFC and, in addition, all Convenience Unsecured Claims against LFC if they have been reclassified pursuant to SECTION 5.1.

         3.5 LFC Class 4 Claims. LFC Class 4 shall consist of all Convenience Unsecured Claims against LFC.

         3.6 LFC Class 5 Claims. LFC Class 5 shall consist of all Intercompany Claims against LFC.

         3.7 LFC Class 6 Interests. LFC Class 6 shall consist of all Interests in LFC.

         3.8 LIS Class 1 Claims. LIS Class 1 shall consist of all Secured Claims against LIS. If and to the extent that, for purposes of technical compliance with the Bankruptcy Code, any member of this Class is entitled to be included in a separate class, such member automatically shall be deemed to be a member of a separate class to be identified by the number of this class and next unused alphabetical letter, starting with the letter "A. "

         3.9 LIS Class 2 Claims. LIS Class 2 shall consist of all D & 0 Claims against LIS.

         3.10 LIS Class 3 Claims. LIS Class 3 shall consist of all Unsecured Claims against LIS.

         3.11 LIS Class 4 Claims. LIS Class 4 shall consist of all Intercompany Claims against LIS.

         3.12 LIS Class 5 Interests. LIS Class 5 shall consist of all Interests in LIS.

         3.13, LAS Class I Claims. LAS Class 1 shall consist of all Secured Claims against LAS. If and to the extent that, for purposes of technical compliance with the Bankruptcy Code, any member of this Class is entitled to be included in a separate class, such member automatically shall be deemed to be a member of a separate class to be identified by the number of this class and next unused alphabetical letter, starting with the letter "A."

         3.14 LAS Class 2 Claims. LAS Class 2 shall consist of all Claims against LAS.

         3.15 LAS Class 3 Claims. LAS Class 3 shall consist of all Unsecured Claims against LAS.

         3.16 LAS Class 4 Claims. LAS Class 4 shall consist of all Intercompany Claims against LAS.

         3.17 LAS Class 5 Interests. LAS Class 5 shall consist of all Interests of the holders of Old LAS Common Stock.

                                   ARTICLE 4

                       TREATMENT OF CLAIMS AND INTERESTS

         4.1 LFC Class I (Secured Claims). LFC Class I Claims are impaired. Each holder of an Allowed LFC Class I Claim shall receive one of the following:
(a) the property of LFC in which such holder has a valid, perfected security interest, (b) a promissory note executed by Reorganized LFC providing for deferred cash payments satisfying the requirements of section 1129(b)(2)(A)(i)(II) of the Bankruptcy Code secured by a lien on assets of Reorganized LFC satisfying the requirements of section 1129(b)(2)(A)(i)(I) of the Bankruptcy Code or (c) cash in an amount equal to such Allowed LFC Class 1 Claim.

         4.2 LFC Class 2 (D & 0 Claims). LFC Class 2 Claims are impaired. Holders of Allowed LFC Class 2 Claims shall receive no distribution from LFC in respect of such Claims but rather shall have recourse to the insurance policies maintained by LFC and/or LMUSA to the extent such policies cover their claims.

         4.3 LFC Class 3 (Unsecured Claims). LFC Class 3 Claims are impaired. Each holder of an Allowed LFC Class 3 Claim shall be entitled to receive such holder's

Pro Rata share of (a) 1,000,000 shares of New LFC Common Stock and (b) LFC Distributable Cash.

         4.4 LFC Class 4 (Convenience Unsecured Claims). LFC Class 4 Claims are impaired. Each holder of an Allowed LFC Class 4 Claim shall receive twenty-five percent (25%) of the Allowed amount of such Claim in cash on the Distribution Date for such Claim.

         4.5 LFC Class 5 (Intercompany Claims). LFC Class 5 Claims are impaired. Distributions in respect of the Allowed amounts of such Claims will be made in accordance with the provisions of SECTION 6.3.

         4.6 LFC Class 6 (LFC Interests). LFC Class 6 Interests are not impaired. On the Effective Date, all LFC Interests will be cancelled and no distributions under this Plan will be made in respect thereof.

         4.7 LIS Class 1 (Secured Claims). LIS Class 1 Claims are impaired. Each holder of an Allowed LIS Class I Claim shall receive the property of LIS in which such holder has a valid, perfected security interest.

         4.8 LIS Class 2 (D & 0 Claims). LIS Class 2 Claims are impaired. Holders of Allowed LIS Class 2 Claims shall receive no distribution from LIS in respect of such Claims but rather shall have recourse to the insurance policies maintained by LMUSA and/or LFC for their benefit.

         4.9 LIS Class 3 (Unsecured Claims). LIS Class 3 Claims are impaired. Each holder of an Allowed LIS Class 3 Claim shall be entitled to receive such holder's Pro Rata share of cash in the amount of the excess of funds available in LIS after distributions pursuant to ARTICLE 2 AND SECTION 4.7.

         4.10 LIS Class 4-(intercompany Claims). LIS Class 4 Claims are impaired. Distributions in respect of the Allowed amounts of such Claims will be made in accordance with the provisions of SECTION 6.3.

         4.11 LIS Class 5 (LIS Interests). LIS Class 5 Interests are impaired. The holders for such Interests will retain their Interests, but their legal rights will be affected by adoption of LIS' Amended and Restated Certificate of Incorporation.

         4.12 LAS Class 1 (Secured Claims). LAS Class 1 Claims are impaired. Each holder of an Allowed LAS Class I Claim shall receive the property of LAS in which such holder has a valid, perfected security interest.

         4.13 LAS Class 2 (D & 0 Claims). LAS Class 2 Claims are impaired. Holders of Allowed LAS Class 2 Claims shall receive no distribution from LAS in respect of such Claims but rather shall have recourse to the insurance policies maintained by LMUSA and/or LFC for their benefit.

         4.14 LAS Class 3 (Unsecured Claims). LAS Class 3 Claims are impaired. Each holder of an Allowed LAS Class 3 Claim shall be entitled to receive such holder's Pro Rata share of cash in the amount of the excess of funds available in LAS after distributions pursuant to ARTICLE 2 AND SECTION 4.12.

         4.15 LAS Class 4 (Intercompany Claims). LAS Class 4 Claims are impaired. Distributions in respect of the Allowed amounts of such claims will be made in accordance with the provisions of SECTION 6.3.

         4.16 LAS Class 5 (LAS Interests). LAS Class 5 Interests are unimpaired. LAS was in liquidation under state law before the Petition Date, and will be liquidated for the benefit of its creditors, with any assets remaining after the distributions pursuant to SECTIONS 4.12, 4.14 AND 4.15 being transferred to the holders of LAS Class 5 Interests as a liquidating distribution.

                                   ARTICLE 5

                   IMPAIRMENT OF CLAIMS AND INTERESTS; VOTING

         5.1 Classes Entitled to Vote. Holders of record of Allowed Claims as of the Record Date for voting in LFC Classes 1, 2, 3 and 4, LIS Classes 1, 2 and 3 and LAS Classes 1, 2 and 3 are impaired hereunder and are entitled to vote to accept or reject this Plan. By voting to accept this Plan, a holder of a Claim expressly waives any right it or its successors or assigns may have to change or withdraw its acceptance after the Voting Deadline unless the Bankruptcy Court determines that (a) the disclosure received by such holder was not adequate as required by section 1126(b) of the Bankruptcy Code or (b) this Plan has been modified in a manner that materially and adversely changes the treatment of the holder's Claim or Interest. If the majority of holders of LFC Class 4 Claims vote against the Plan, then the LFC Class 4 Claims will be reclassified as LFC Class 3 Claims.

         5.2 Classes Not Entitled to Vote. (a) LFC Class 5 Claims, LIS Class 4 Claims and LAS Class 4 Claims, are all Intercompany Claims held by the Debtors arid/or their subsidiaries (including LMUSA and its subsidiaries), all of which have approved this Plan, consequently, their votes on this Plan will not be solicited.

         (b) Holders of LFC Class 6 Interests are impaired, will receive no distributions hereunder and are deemed to reject this Plan pursuant to section 1126(g) of the Bankruptcy Code; consequently, their votes on this Plan have not been and will not be solicited.

         (c) LFC is the only holder of LIS Class 5 Interests and LAS Class 5 Interests. LFC has proposed and has approved this Plan; consequently, its vote on this Plan will not be solicited.

                                   ARTICLE 6

                      CONDITIONS PRECEDENT TO CONFIRMATION
                               AND EFFECTIVE DATE

         6.1 Conditions to Confirmation. There shall be conditions precedent to Confirmation of this Plan that:

         (a) the Bankruptcy Court shall have entered an order or orders approving all relevant agreements, trustees, agents and mediators and authorizing LFC, the Intercompany Claims Agent, if any, and the LFC Litigation Trustee to make the transfers of property contemplated to be made by such parties pursuant to this Plan;

         (b) the LFC Creditors' Committee shall have (i) furnished the names of the individuals who will serve as the members of the Reorganized Board and as the principal executive officers of Reorganized LFC, and (ii) new names for Reorganized LFC and its subsidiaries as required by SECTION 7.1;

         (c) the trustee of the MSP shall have turned over or been ordered to turn over to LFC the assets held in the MSP; and

         (d) any no-action letters from the Securities and Exchange Commission, rulings from the Internal Revenue Service or other government approvals or interpretations required in connection with the transaction contemplated by this Plan shall have been obtained.

         6.2 Waiver of Conditions. Any. and all conditions precedent to confirmation may be waived by the LFC Creditors' Committee, other than the conditions set forth in SECTIONS 6.1(a) AND 6.1(b).

         6.3 Conditions to First Distribution. There shall be conditions precedent to the first distribution to holders of LFC Class 3 Claims, LIS Class 3 Claims or LAS Class 3 Claims that:

         (a) the LFC Creditors' Committee and the LMUSA Creditors' Committee shall have agreed to (i) a settlement of the Intercompany Claims or (ii) the creation of an Intercompany Claims Reserve to be funded by one or more Debtors and/or LMUSA transferring assets agreed on by such parties pending the resolution of the Intercompany Claims through litigation, mediation or settlement; or

         (b) the Bankruptcy Court shall have entered an order, either (i) determining the Allowed amounts and types of the Intercompany Claims against the Debtors or (ii) estimating the Allowed amounts and types of such Intercompany Claims or the maximum Allowed amounts thereof for the purpose of
(A) creating an Intercompany Claims Reserve serving the purpose described in
SECTION 6.3(a)(ii) above or (B) establishing distribution holdbacks, as the Bankruptcy Court shall direct. For purposes of distribution holdbacks, to the extent that any Intercompany Claim may be Allowed as an unsecured pre-petition Claim, the holder shall receive distributions of comparable value to those received in respect of LFC Class 3 Claims, LIS Class 3 Claims or LAS-Class 3 Claims, as the case may be; to the extent it may be Allowed as an Administrative Claim or Priority Non-Tax Claim, the holder shall receive distributions of, or of a value equal to, the Allowed amount thereof.

                                   ARTICLE 7

                         MEANS OF IMPLEMENTING THE PLAN

         7.1 Change of Names. On and after the Effective Date, the names of the Debtors shall be changed to names provided by the LFC Creditors' Committee on or before the Confirmation Date, with no further act or action under applicable law, regulation, order or rule. Each Debtor and each subsidiary of a Debtor (other than LMUSA and its subsidiaries, the names of which will be changed, if necessary, pursuant to LMUSA's plan of reorganization) that has the word "Lomas" or "L & N" in its name shall change its name to remove any reference to the word "Lomas" or L & N" in it on the Effective Date.

         7.2 Amended and Restated Certificates of Incorporation. Each of the Reorganized Debtors shall be deemed to have adopted its Amended and Restated Certificate of Incorporation on the Effective Date and shall promptly thereafter cause the same to be filed with the appropriate authority in its respective jurisdiction of incorporation. After the Effective Date, each of the Reorganized Debtors may amend its certificate of incorporation or articles of incorporation (as the case may be) and may amend its by-laws, in accordance with its applicable certificate of incorporation or articles of incorporation, by-laws and state law.

         7.3 Corporate Action. On the Effective Date, all actions contemplated hereby shall be authorized and approved in all respects (subject to the provisions of this Plan). All matters provided for herein involving the corporate structure of the Debtors or the Reorganized Debtors in connection with this Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the equity security holders or directors of the Debtors or the Reorganized Debtors. On or as soon as practicable after the Effective Date, the appropriate officers of each Reorganized Debtor and members of the Reorganized Board of such Reorganized Debtor are authorized to issue, execute and deliver the agreements, documents, securities and instruments contemplated hereby in the name and on behalf of such Reorganized Debtor.

         7.4 Effectiveness of Securities, Instruments and Agreements. On the Effective Date, all securities, instruments, documents and agreements authorized, issued or entered into pursuant to this Plan, including, without limitation, the New LFC Common Stock, the LFC Litigation Trust and the Intercompany Claims Agreement, if any, shall become effective, legally binding and enforceable on the parties thereto in accordance with their respective terms and conditions without the requirement of any further action by the equity security holders or directors of the Debtors or the Reorganized Debtors, and shall be deemed to become effective simultaneously.

         7.5 Distributions Pursuant to the Plan. (a) Initial Distributions. On or as soon as practicable after the Effective Date, the Reorganized Debtors, subject to the conditions set forth in SECTION 6.3, shall make all the distributions required by ARTICLE 4; provided that only for purposes of distributions in respect of LFC Class 3 Claims, LIS Class 3 Claims and LAS Class 3 Claims, it shall be presumed that all Disputed Claims will be Allowed at their face amount, with the result that a portion of the assets and, in the case of LFC Class 3 Claims, New LFC Common Stock, available for distribution will be held until the Allowed amounts of all Disputed Claims are determined.

         (b) Issuance of New LFC Common Stock. On or as soon as practicable after the Effective Date, Reorganized LFC shall issue shares of New LFC Common Stock, that shall be distributed to the holders of LFC Class 3 Claims entitled thereto in accordance with this SECTION 7.5.

         (c) Subsequent Distributions on LFC Class 3 Claims. All LFC Distributable Cash and New LFC Common Stock that is not distributed by Reorganized LFC on or promptly after the Effective Date shall be held by Reorganized LFC pending distribution pursuant to the provisions of this SECTION 7.5(c). Promptly after any Disputed Claim in LFC Class 3 becomes an Allowed Claim, Reorganized LFC shall cause to be distributed to the holder of such Allowed Claim the LFC Distributable Cash and New LFC Common Stock that such holder would have been entitled to receive under the Plan if such Claim had been Allowed on the Effective Date in the amount in which it has become Allowed. On each Monthly Distribution Date on which there is at least $500,000 of Distributable Cash available to distribute, Reorganized LFC shall make additional distributions of LFC Distributable Cash and New LFC Common Stock to holders of Claims that were Allowed on the Effective Date or subsequently have become Allowed on or before the last day of the calendar month immediately preceding such Monthly Distribution Date, in amounts necessary to cause such holders to have received aggregate distributions of LFC Distributable Cash and New LFC Common Stock in respect of such Allowed Claims equal to the distributions thereof that such holders would have received in respect of such Allowed Claims on or promptly after the Effective Date if (i) such Allowed Claims had been Allowed on the Effective Date in the amounts in which they are Allowed on the last day of such calendar month and (ii) Claims or portions thereof that have become disallowed (A) after the Effective Date and (B) before the last day of such calendar month, had been disallowed on the Effective Date.

                     (d) Subsequent Distributions on LIS Class 3 Claims and LAS Class 3 Claims. The provisions of SECTION 7.5(c) above with respect to the distribution of LFC Distributable Cash to holders of LFC Class 3 Claims shall apply, mutatis mutandis, with respect to the distribution to holders of LFC Class 3 Claims and LAS Class 3 Claims of cash of LFC and LAS available for distribution to holders of such Claims.

              7.6 Distribution of Fractional Shares of New LFC Common Stock. The distribution of shares of New LFC Common Stock as provided in
       SECTION 4.3, may mathematically entitle the holder of an Allowed LFC Class 3 Claim to a fractional share of New LFC Common Stock. Notwithstanding the foregoing, Reorganized LFC shall not distribute any fractional shares of New LFC Common Stock; rather all such fractional shares of New LFC Common Stock shall be aggregated into a whole number of shares of New LFC Common Stock, which whole shares shall be allocated and distributed by Reorganized LFC as follows:

                     (a) Reorganized LFC shall rank from largest to smallest
              the fractional interests in shares of New LFC Common Stock held by holders of Allowed LFC Class 3 Claims. In the case of ties (fractions having the same size), Reorganized LFC shall decide such tie by the size of Allowed Claims (the higher ranking going to the holder of the larger Allowed Claim). In the event the tie cannot be broken in such manner, Reorganized LFC shall decide such tie by lot.

                     (b) Reorganized LFC shall allocate one whole share of New
              LFC Common Stock to the holder of the Allowed LFC Class 3 Claim having the largest fractional interest in a share of New LFC Common Stock or New LFC Common Stock and any additional whole shares to the holders of Allowed LFC Class 3 Claims (one per holder) having the next largest fractional interest in a share of New LFC Common Stock or New LFC Common Stock, as the case may be, until all such whole shares have been allocated.

                     (c) Those shares of New LFC Common Stock allocated in
              accordance with SECTION 7.6(b) above shall be distributed by Reorganized LFC to the parties to whom they have been allocated.

              7.7 Transfer By the Debtors of Certain Property to the Intercompany Claims Reserve. If the LFC Creditors' Committee and the LMUSA Creditors' Committee determine that the Intercompany Claims Reserve should be established pending the resolution of the Intercompany Claims or the Bankruptcy Court makes the determination referred to in SECTION 6.1(b), then on the Effective Date:

                     (a) such Intercompany Claims Reserve shall be established to be operated in accordance with the Intercompany Claims Agreement; and

                     (b) each Debtor and LMUSA shall transfer or cause to be transferred to the Intercompany Claims Reserve the assets agreed upon by the parties or ordered by the Bankruptcy Court.

              7.8 Actions by the Intercompany Claims Agent. The Intercompany Claims Agent shall hold the assets transferred to the Intercompany Claims Reserve pursuant to the Intercompany Claims Agreement until the resolution of any of the Intercompany Claims. Until any such resolution, the funds in the Intercompany Claims Reserve shall be invested in high-grade short-term investments, as shall be more fully set forth in the Intercompany Claims Agreement. Upon such resolution, the Intercompany Claims Agent shall distribute the relevant assets to LMUSA or the Reorganized Debtor or Debtors entitled thereto.

              7.9 Management of the Reorganized Debtors. (a) From and after October 5, 1996 until the Effective Date, the board of directors of each of Reorganized LFC and Reorganized LIS shall consist of a single director designated by the LFC Creditors' Committee and disclosed to the Bankruptcy Court at or prior to the Confirmation Hearing, as successor to the then current Debtor's board of directors. The Chief Executive Officer of Reorganized LFC for such period shall be an individual designated by the LFC Creditors' Committee and disclosed to the Bankruptcy Court at or prior to the Confirmation Hearing. Arrangements regarding compensation of such officer and director shall be agreed upon between such director and officer and the LFC Creditors' Committee. Such director and officer shall be deemed elected as of October 5, 1996 pursuant to the Confirmation Order. Those officers and directors not continuing in office shall be deemed removed therefrom as of October 5, 1996 pursuant to the Confirmation Order. This provision is subject to Reorganized LFC obtaining appropriate officers' and directors' insurance and does not take effect until such insurance is effective and, in that event, the date of the deemed election and removal referred to above shall be the effective date of the insurance.

                     (b) on and after the Effective Date, governance of each of Reorganized LFC and Reorganized LIS shall be directed by the Reorganized LFC Board as successor to the then current Debtor's board of directors. The initial officers and directors of Reorganized LFC shall consist of those individuals designated by the LFC Creditors' Committee and disclosed to the Bankruptcy Court at or prior to the Confirmation Hearing. All such directors and officers shall be deemed elected as of the Effective Date pursuant to the Confirmation Order. Those officers and directors not continuing in office shall be deemed removed therefrom as of the Effective Date pursuant to the Confirmation Order.

              7.10 Liquidation of Non-Reorganization Assets. Each Reorganized Debtor, as trustee, will liquidate the Non-Reorganization Assets as promptly as possible consistent with the maximization of the value of such assets.

              7.11 Cash Distributions. All payments of cash to be made hereunder shall be made by the relevant Reorganized Debtor or its designee, the LFC Litigation Trustee or the Intercompany Claims Agent. Any payment of cash may be made either by check or by wire transfer, at the option of the Reorganized Debtor, the LFC Litigation Trustee or the Intercompany Claims Agent, as the case may be, and all payments. in excess of $250,000 to holders of Allowed Claims who timely provide wire instructions shall be by wire transfer. Notwithstanding the foregoing, distributions on account of Claims of holders of LFC Senior Convertible Notes shall be paid to the LFC Indenture Trustee, which will be responsible for making distributions to such holders. The LFC Indenture Trustee shall retain its lien and priorities for its fees and expenses as set forth in the LFC Indenture.

              7.12 Resolution of Disputed Claims. Each Reorganized Debtor will resolve any and all Disputed Claims against such Reorganized Debtor, and LFC shall be responsible for resolving any Disputed Claims against LAS.

              7.13 LFC Litigation Trust. (a)(i) Effective as of the Effective Date, the Debtors shall be deemed to have transferred and assigned to a litigation trust (the "LFC Litigation Trust") governed by the LFC Litigation Trust Agreement any and all claims, rights, or causes of action that constitute property of the Estates or of the Debtors, whether arising under the Bankruptcy Code or under nonbankruptcy law, (including all books, records, privileges and defenses relating thereto) including, without limitation, all rights of setoff and rights under section 502(d) of the Bankruptcy Code and all avoiding power actions under sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code or under applicable nonbankruptcy law as applied through section 544(b) of the Bankruptcy Code, other than Intercompany Claims, and (ii) on or as soon as practicable after the Effective Date, Reorganized LFC shall transfer to the LFC Litigation Trust $4 million or such other amount as the LFC Creditors' Committee shall specify in writing to the Debtors and the Bankruptcy Court at least three (3) Business Days prior to the commencement of the Confirmation Hearing to fund the administration of the LFC Litigation Trust. Notwithstanding the foregoing, the Debtors shall retain their rights of setoff and their rights under Section 502(d) of the Bankruptcy Code to the extent, and only to the extent, necessary to defend against a Claim by any person against whom claims, rights or causes of action are assigned to the LFC Litigation Trust pursuant to the preceding sentence.

                     (b) The LFC Litigation Trustee will be responsible for pursuing, as appropriate in accordance with the best interests of the Reorganized Debtors, the third party claims and causes of action assigned to the LFC Litigation Trust through litigation or, if appropriate, settlement and distributing any net proceeds of such litigation of settlement to Reorganized LFC. Reorganized LFC will be responsible for distribution of any such net proceeds to the holders of Allowed LFC Class 3 Claims, Allowed LFC Class 3 Claims or Allowed LAS Class 3 Claims in accordance with Section 7.5 of the Plan.

                     (c) The LFC Litigation Trust shall be deemed not to be the same entity as any of the Debtors or a successor to any of the Debtors, but only the assignee of the assets transferred to the LFC Litigation Trust.

              7.14 Setoff. Except as otherwise provided in this Plan, each Reorganized Debtor may, but shall not be required to, set off against any Claim and the distributions to be made by it pursuant hereto in respect of such Claim, any claims of any nature whatsoever that such Debtor may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release of any claim such Debtor may have against such holder.

              7.15 Surrender and Cancellation of Public Debt Securities. (a) No distribution shall be made to or on behalf of a holder of Public Debt Securities under this Plan unless and until such holder shall surrender such Public Debt Securities to the LFC Indenture Trustee for cancellation pursuant to written instructions to such holders from Reorganized LFC. Any holder of a Public Debt Security that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Public Debt Security, deliver to the LFC Indenture Trustee (i) evidence satisfactory to such Indenture Trustee of the loss, theft, mutilation or destruction of such Public Debt Security and (ii) such security or indemnity as may reasonably be required by the LFC Indenture Trustee and Reorganized LFC to hold both the LFC Indenture Trustee and Reorganized LFC harmless with respect thereto.

                     (b) Any holder of a Public Debt Security that has not satisfied the requirement of Section 7.15(a) within two (2) years after the Effective Date shall receive no distribution on account of its LFC Class 3 Claim and shall be forever barred from asserting any Claim thereon. As soon as practicable after the second anniversary of the Effective Date, the LFC Indenture Trustee shall pay any distribution to which such holder would have been entitled to the holders of the relevant Public Debt Security who did satisfy the requirements of
       Section 7.15(a) within two (2) years after the Effective Date, in proportion to the amount of the Public Debt Securities surrendered by such holders.

              7.16 Certain Assets to be Held in Trust. (a) Each Reorganized Debtor shall hold its Non-Reorganization Assets in trust (in the case of Reorganized LFC, the "LFC Creditors' Trust"; in the case of Reorganized LFC, the "LFC Creditors' Trust") pending their dispositions and/or distribution to creditors in accordance with the terms hereof or their use to satisfy the initial funding requirements described in paragraph (b) of the definition of "LFC Distributable Cash" in SECTION
       1.2 above and shall not commingle such assets with its Reorganization Assets. For federal tax purposes, the Non-Reorganization Assets shall be deemed to have been transferred on the Effective Date to the creditors entitled to cash distributions pursuant to SECTION 4.3, and immediately retransferred to the appropriate Reorganized Debtor as trustee. Such creditors shall be treated as grantors of the trust and deemed owners of the trust assets.

              (b) The LFC Creditors' Trust shall be organized for the sole purpose of liquidating the Non-Reorganization Assets of Reorganized LFC with no objective to continue or engage in the conduct of a trade or business.

              (c) Reorganized LFC, as trustee of the LFC Creditors' Trust, shall file federal income tax and information returns as required by Treasury Regulations Section 1.671-4(a).

              (d) The Non-Reorganization Assets of Reorganized LFC shall be valued consistently by (i) Reorganized LFC as trustee of the LFC Creditors' Trust and (ii) the creditors entitled to cash distributions from the LFC Creditors' Trust pursuant to SECTION 4.3, and those valuations shall be used by such creditors and by Reorganized LFC for purposes of filing any federal income tax and information returns.

              (e) The LFC Creditors' Trust will terminate on the fifth anniversary of the Effective Date; provided, however, that the date on which the LFC Creditors' Trust terminates may be postponed for a finite period of time, so long as the Bankruptcy Court enters an order approving such extension within six months of the beginning of the extended term of the LFC Creditors' Trust.

              (f) The investment powers of Reorganized LFC as trustee of the LFC Creditors' Trust, other than those necessary to maintain the value of Reorganized LFC's Non-Reorganization Assets and the liquidating purpose of the LFC Creditors' Trust, are limited to powers to invest in demand deposits, short-term time deposits and other short-term cash-equivalent investments consistent with the status of the LFC Creditors' Trust for federal tax purposes as a liquidating trust.

              (g) SECTIONS 7.16(b)-(f) shall apply, mutatis mutandis, with respect to Reorganized LIS and the Reorganized LIS Creditors' Trust.

              (h) Notwithstanding the foregoing, the LFC Creditors' Committee may elect in writing to the Debtors and the Bankruptcy Court at least three Business Days prior to the commencement of the Confirmation Hearing that Reorganized LFC's Non-Reorganization Assets are not to be held in trust and that the provisions of this SECTION 7.16 are not to apply.

              7.17 Allocation of Consideration Between Interest and Principal. Consideration received by the holder of an Allowed Claim in exchange for such Claim shall be allocated first to the principal amount of such Claim and then, to the extent that such consideration (a) exceeds the principal amount of such Claim but (b) does not exceed the sum of the principal amount of such Claim and accrued but unpaid interest on such Claim, shall be allocated to such accrued but unpaid interest. Any excess of the consideration received by the holder of an Allowed Claim in exchange for such Claim over the sum of the principal amount of such Claim and the accrued but unpaid interest on such Claim shall be allocated to principal.

              7.18 NOL Reattribution Election. LFC shall not make an election pursuant to Treasury Regulations Section 1.1502-20(g) to reattribute to itself any net operating loss carryover or net capital loss carryover attributable to (a) LMUSA or (b) any subsidiary of LMUSA.

                                   ARTICLE 8

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

              8.1 Rejection of Executory Contacts and Unexpired Leases. Each Joint Debtor hereby rejects pursuant to section 365 of the Bankruptcy Code any and all of its executory contracts and unexpired leases except those that shall, prior to the date of the Confirmation Order, have been assumed or be the subject of pending motions by such Joint Debtor to assume pursuant to section 365 of the Bankruptcy Code.

              8.2 Claims Under Rejected Contracts and Leases. Any Claim for damages arising by reason of the rejection of any executory contract or unexpired lease by operation of SECTION 8.1 may constitute a Claim if, but only if, a proof of claim therefor shall be (or shall have been) timely filed with the Clerk of the Court or such other party as the Court may direct (or shall have previously directed) not later than thirty (30) days after the Confirmation Date. Distributions in respect of an Allowed Claim arising from the rejection of an executory contract or unexpired lease shall be made in such manner and at such time as is provided in ARTICLE 4 and SECTIONS 7.5 and 7.6. Any Claim filed under this Article shall be treated as an Unsecured Claim in LFC Class 3, LIS Class 3 or LAS Class 3, as appropriate.

                                   ARTICLE 9

                          EFFECTS OF PLAN CONFIRMATION

              9.1 Discharge and Injunction. (a) The rights afforded herein and the treatment of all Claims and Interests herein shall be in exchange for and in complete satisfaction, discharge and release of all Claims and Interests of any nature whatsoever, against the Estates. Except as otherwise expressly provided herein, the Confirmation of this Plan shall, provided that the Effective Date shall have occurred, discharge all Claims and terminate all Interests to the fullest extent authorized or provided for by the Bankruptcy Code, including, without limitation, to the extent authorized or provided for by sections 524 and 1141 thereof. Therefore, on and after the Effective Date, except to the extent of the distributions to be made, and other treatment provided, under this Plan, all holders of Claims and Interests shall be precluded from asserting against any of the Debtors, the Reorganized Debtors, any of their successors, and any of their respective assets or properties, any Claims or Interests based on any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, and the Confirmation Order shall permanently enjoin said holders of Claims and Interests, their successors and assigns, from enforcing or seeking to enforce any such Claims or Interests against any of the Debtors, the Reorganized Debtors, any of their successors, or any of their respective assets or properties.

                     (b) Notwithstanding the foregoing, if the Confirmation Order shall be reversed or vacated, (i) all Claims and Interests against any Debtor or any of its assets or properties shall be reinstated, (ii) the rights afforded herein and the treatment of Claims and Interests herein shall be nullified, (iii) the preclusion and injunction described in SECTION 9.1(a) shall be of no force or effect, (iv) the vesting in each Reorganized Debtor of its Estate, as contemplated by SECTION 9.2, will not occur or will be nullified and (v) all other actions taken or deemed taken by the Reorganized Debtors pursuant to ARTICLE 7 or this
       ARTICLE 9 shall, to the greatest extent possible, be reversed.

                     (c) Channeling Order. Any and all postpetition claims relating to the administration of the chapter 11 case against any and all of the Debtor and its directors, officers, employees, and Professionals, or the LFC Creditors' Committee and its members and Professionals, may be brought only in the Bankruptcy Court.

              9.2 Revesting. On the Effective Date, except as otherwise expressly provided in this Plan or the Confirmation Order, each Reorganized Debtor will be vested with all of the property of the Estate free and clear of all Claims, liens, encumbrances, charges, Interests and other interests of any kind or nature of claimants, equity security holders or any other entities arising on or before the Effective Date, and each Reorganized Debtor may operate its business free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court.

              9.3 Contributions to LFC Litigation Trust and Intercompany Claims Reserve. On and after the Effective Date, all property transferred to the LFC Litigation Trust or the Intercompany Claims Reserve, if any, under this Plan shall be free and clear of all Claims, liens, encumbrances, charges, Interests and other interests of any kind or nature of claimants and equity security holders, the Debtors, the Reorganized Debtors, their Estates and any other entities, except the rights with respect thereto created pursuant to, provided for or recognized in this Plan, the LFC Litigation Trust Agreement, the Intercompany Claims Agreement or the Confirmation Order.

              9.4 Cancellation and Release of Existing Securities, Agreements and Liens. On the Effective Date, all evidences of Claims or Interests against a Debtor that are impaired under this Plan, including, without limitation, any Old Common Stock or Public Debt Securities of such Debtor (and any liens, securities, instruments, documents or agreements created or entered into in connection therewith), and any other liens, securities, instruments, documents and agreements, in each case, shall be deemed released, cancelled and terminated, and the obligations of such Debtor relating to or arising under, in respect of or in connection with such liens, securities, instruments, documents or agreements shall be cancelled, extinguished and discharged; provided, however, that notes and other evidence of such Claims shall, effective on the Effective Date, represent the right, enforceable against the Reorganized Debtor, to participate in distributions provided for by the Plan. Except as expressly required by the Plan, the Debtors shall not be permitted to make any payment in respect of a Claim that is discharged by the Plan.

              9.5 Retiree Medical Benefits. On and after the Effective Date, Reorganized LFC shall continue to provide all retiree benefits (as defined in section 1114 of the Bankruptcy Code) at the level established pursuant to section 1114 (e)(1)(B) or (g) of the Bankruptcy Code.

              9.6 Retention of Jurisdiction. (a) Prior to the Effective Date, notwithstanding entry of the Confirmation Order, the Bankruptcy Court shall exercise all jurisdiction as if Confirmation had not occurred, and the Confirmation Order shall so provide. Unless otherwise provided, all injunctions or stays provided for in the Reorganization Cases pursuant to section 105 or section 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect at least until the Effective Date.

              (b) On and after the Effective Date, the Bankruptcy Court will retain exclusive jurisdiction over the Reorganization Cases for the following purposes: (i) to determine requests for payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code and applications for allowance of compensation and reimbursement of expenses of the Professionals and any other fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or this Plan, (ii) to determine all controversies, suits and disputes regarding interpretation and implementation hereof, (iii) to enter orders in aid of execution of this Plan, including as authorized by section 1142 of the Bankruptcy Code, (iv) to consider any modifications of this Plan, to cure any defect or omission herein, and to reconcile any inconsistency in any order of the Bankruptcy Court or between any such order and this Plan, (v) to determine applications, adversary proceedings and contested matters pending on the Effective Date or commenced after the Effective Date as contemplated herein, (vi) to allow, disallow, estimate, liquidate or determine any Claim, and to enter or enforce any order requiring the filing of any such Claim before a particular date, (vii) to determine pending applications for the rejection of executory contracts or unexpired leases, or for the assumption or assignment of executory contracts or unexpired leases, and to hear and determine, and if need be to liquidate, any and all Claims arising from rejection, assumption or assignment of any executory contract or unexpired lease, (viii) to determine any actions or controversies described in SECTION 7.13, (ix) to ensure that distributions to holders of Claims are accomplished as provided herein, in the LFC Litigation Trust and in the Intercompany Claims Agreement, if any, (x) to determine such other matters as may be set forth in the Confirmation Order or as may arise in connection with this Plan or the Confirmation Order, (xi) to determine all claims under SECTION 9.1(c) hereof and (xii) to enter a final decree closing the Reorganization Cases.

              9.7 Failure of Bankruptcy Court to Exercise Jurisdiction . If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising under, arising in or related to the Reorganization Cases, including the matters set forth in SECTION 9.6, this ARTICLE 9 shall not prohibit or limit the exercise of jurisdiction by any other tribunal having competent jurisdiction with respect to such matter.

              9.8 Statutory Committee. The appointment of the LFC Creditors' Committee shall terminate on the Effective Date; provided, however , that the LFC Creditors' Committee shall survive to the extent, if any, required to prosecute or defend against any matters pending on the Effective Date that are not able to be prosecuted or defended by the Reorganized Debtor.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

              10.1 Payment of Statutory Fees. All fees payable pursuant to 28 U.S.C. Section 1930 shall be paid on or before the Effective Date.

              10.2 Procedure for Determining Certain Claims. (a) Bar Date for Administrative Claims. All applications for compensation of Professionals and all other requests for payment of Administrative Claims incurred prior to the Effective Date shall be filed as ordered by the Bankruptcy Court, but in no event later than forty-five (45) days after the Effective Date. Any such claim that is not filed within this time deadline shall be forever barred.

                    (b) Disputed Claims. Except with respect to those Claims the holders of which have and preserve the right to liquidation of such Claims before a court other than the Bankruptcy Court pursuant to 28 U.S.C. Section 157(b)(5), all Disputed Claims shall be liquidated and determined, and allowed or disallowed, by the Bankruptcy Court. The Bankruptcy Court may, on or prior to the Confirmation Date or on such date or dates thereafter as the Bankruptcy Court may set, fix or liquidate the amount of any contingent or unliquidated Claim, pursuant to section 502(c) of the Bankruptcy Code, in which event the amount so set, fixed or liquidated shall be deemed to be the amount of such contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code for purposes of voting and distribution hereunder. Each Debtor (before the Effective Date) and each successor Reorganized Debtor (on or after the Effective Date) may file objections to Claims.

              10.3 Cramdown. The Debtors reserve the right to request that the Bankruptcy Court confirm this Plan under section 1129(b) of the Bankruptcy Code.

              10.4 Modification of The Plan. The Debtors reserve the right, in accordance with and subject to section 1127 of the Bankruptcy Code, to amend or modify this Plan pursuant to section 1127(a), (c) and (d) of the Bankruptcy Code prior to the entry of the Confirmation Order. In accordance with Bankruptcy Rule 3019, any modification that does not materially and adversely change the treatment of any Claim, the holder of which as of the Voting Deadline voted to accept this Plan, may be approved by the Bankruptcy Court at the Confirmation Hearing without the necessity of resoliciting votes. After Confirmation, the Debtors may seek to amend or modify this Plan in accordance with subsections 1127(b), (c) and (d) of the Bankruptcy Code.

              10.5 Withdrawal of Plan. The Debtors reserve the right, at any time prior to entry of the Confirmation Order, to revoke and withdraw this Plan. If the Debtors revoke or withdraw this Plan under this
       SECTION 10.5, or if entry of the Confirmation Order does not occur, then this Plan shall be deemed null and void. In that event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against any Debtor or any other entity, or to prejudice in any manner the rights of any Debtor or any other entity in any further proceedings involving such Debtor or any other entity.

              10.6 Substantial Effective of Plan. This Plan shall be deemed to be substantially consummated when the first distribution to holders of LFC Class 3 Claims is made.

              10.7 Reservation of Rights. Except as expressly set forth herein, this Plan shall have no force and effect unless the Bankruptcy Court enters the Confirmation Order. None of the filing of this Plan, any statement or provision contained herein, or the taking of any action by any Debtor with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to holders of Claims against such Debtor prior to the Effective Date.

              10.8 Section 1145 Exemption. Any securities issued pursuant hereto will be issued pursuant to the exemption from securities registration set forth in section 1145 of the Bankruptcy Code.

              10.9 Unclaimed Property. Except as specified in SECTION 7.15(b), if any property distributable to holders of LFC Class 1, 3 and 4 Claims, it remains unclaimed for a period of two (2) years after it has been delivered (or delivery has been attempted) or has otherwise been made available, such unclaimed property shall be forfeited by such holder, and the unclaimed property and the right to receive it shall revert to and vest in the Reorganized Debtor free and clear of the interest of the holder of the Claim. Mailing by regular mail, postage prepaid, to the address specified in SECTION 10.12 shall constitute delivery for purposes of this SECTION 10.9.

              10.10 Section 1146 Exemption. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security hereunder, or the making or delivery of an instrument of transfer hereunder may not be taxed under any law imposing a stamp tax or similar tax.

              10.11 Record Date for Distribution. As of the close of business on the Record Date for distribution, the transfer ledgers for the Public Debt Securities shall be closed, there shall be no registration of or other changes in the holders of any of the Public Debt Securities on the books of the Debtor (or any trustee, transfer agent or registrar), and none of the LFC, Reorganized LFC, LMUSA, Reorganized LMUSA, the LFC Indenture Trustee, the LMUSA Indenture Trustee and any other trustee, transfer agent or registrar shall have any obligation to recognize any transfer of Public Debt Securities occurring thereafter (but shall instead be entitled to recognize and deal with, for all purposes hereunder, except as otherwise provided herein, only those holders reflected on its books as of the close of business on the Record Date for distribution).

              10.12 Notices and Distributions. On and after the Effective Date, all notices, requests and distributions with respect to this Plan to a holder of a Claim or an Interest shall be in writing and sent to
       (a) the last known address of such entity set forth in a proof of Claim or request for payment of Administrative Claim filed by or on behalf of such entity in a Reorganization Case or to the last known address of such entity's attorney of record in such Reorganization Case or (b) if there is no such evidence of a last known address, to the last known address of such entity according to the books and records of the relevant Debtor. Any entity may designate in writing another address for the purposes of this SECTION 10.12 by written notice to the relevant Debtor (before the Effective Date) or the relevant Reorganized Debtor (on or after the Effective Date), which designation will be effective upon receipt.

              10.13 Saturday, Sunday or Legal Holiday. If any payment or act hereunder is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

              10.14 Time. Unless otherwise specified herein, in computing a period of time prescribed or allowed hereby, the day of the act or event from which the designated period begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period runs until the end of the next succeeding day that is a Business Day.

              10.15 Severability of Provisions. If prior to Confirmation any term or provision hereof that does not prescribe the treatment of Claims or the conditions to the Effective Date is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions hereof will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.

              10.16 Binding Effect. This Plan shall be binding on and inure to the benefit of each of the Reorganized Debtors, and all holders of Claims or Interests (whether or not they have accepted this Plan) and their respective personal representatives, successors and assigns.

              10.17 Governing Law. Unless a rule of law or procedure is supplied by federal law, the laws of the State of Delaware shall govern the construction and implementation hereof and any agreements, documents and instruments executed in connection herewith.

              10.18 Interpretation of Plan and Related Documents. This Plan and each Related Document shall be construed, to the maximum extent possible, to give effect to every provision contained herein and therein and to avoid any inconsistency between the provisions hereof and thereof.

              10.19 Filing of Additional Documents. On or before the Effective Date, each Debtor may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

              10.20 Further Assurances. The Debtors, the Reorganized Debtors, all holders of Claims or Interests receiving distributions hereunder and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan and the Related Documents.

                                 [END OF PAGE]

              10.21 Withholding and Reporting Requirements. In connection herewith and all distributions hereunder, the Reorganized Debtors, the LFC Litigation Trustee and the Intercompany Claims Agent (in each case with respect to the income, if any, earned with respect to property held by it and distributions made by it) shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. Entities entitled to receive distributions hereunder shall, as a condition to receiving such distributions, provide such information and take such steps as the Reorganized Debtors, the LFC Litigation Trustee or the Intercompany Claims Agent (as the case may be) may reasonably require to ensure compliance with such withholding and reporting requirements, and to enable the Reorganized Debtors, the LFC Litigation Trustee or the Intercompany Claims Agent to obtain the certifications and information as may be necessary or appropriate to satisfy the provisions of any tax law.

       Date:  July 3, 1996


                                           LOMAS FINANCIAL CORPORATION


                                           By:
                                              -------------------------------
                                              Name:
                                              Title:

                                           LOMAS INFORMATION SYSTEMS, INC.


                                           By:
                                              -------------------------------
                                              Name:
                                              Title:

                                           LOMAS ADMINISTRATIVE SERVICES, INC.



                                           By:
                                              -------------------------------
                                              Name:
                                              Title: